Exhibit 25.1
Registration Statement No. 333-129197

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☒ Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel
Union Bank of California, National Association
400 California Street
Corporate Trust - 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)

CERADYNE, INC.
(Issuer with respect to the Securities)

Delaware	33-0055414

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3169 Red Hill Avenue Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Ceradyne, Inc.
Senior Subordinated Convertible Notes due 2035*
*relates to a single tranche under the above referenced registration statement.
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.
Office of the Comptroller of the Currency
Washington, D.C. 20219

b) Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Item 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated March 17, 2003 of Star Gas Partners, L.P. file number 333-103873.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 5th day of December, 2005.

Union Bank of California, National Association

By:	/s/ Lorraine McIntire
Lorraine McIntire Vice President

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EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

December 5, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the proposed issuance of Senior Subordinated Convertible Notes of Ceradyne, Inc., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By:  /s/ Lorraine McIntire
        Corporate Trust Vice President

Exhibit 7

Consolidated Report of Condition of

Union Bank of California, National Association

of San Francisco in the State of California, at the close of business September 30, 2005, filed in accordance with 12 U.S.C. §161 for National Banks

BALANCE SHEET
ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$2,240,882
Interest-bearing balances	674,159
Securities:
Held-to-maturity securities	0
Available-for-sale securities	9,821,368
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,452,200
Securities purchased under agreements to resell	1,993
Loans and lease financing receivables:
Loans and leases held for sale	11,135
Loans and leases, net of unearned income	32,941,898
Allowance for loan and lease losses	339,976
Loans and leases, net of unearned income and allowance	32,601,922
Trading assets	379,711
Premises and fixed assets	500,985
Other real estate owned	2,527
Investments in unconsolidated subsidiaries and associated companies	163
Customers’ liability to this bank on acceptances outstanding	95,205
Intangible assets:
Goodwill	452,617
Other intangible assets	47,665
Other assets	2,304,338
Total assets	50,586,870

LIABILITIES

Deposits:
In domestic offices	41,205,236
Noninterest-bearing	20,639,508
Interest-bearing	20,565,728
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,923,785
Noninterest-bearing	409,886
Interest-bearing	2,513,899
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	199,760
Securities sold under agreements to repurchase	157,965
Trading liabilities	251,751
Other borrowed money	112,134
Bank’s liability on acceptances executed and outstanding	95,205
Subordinated notes and debentures	100,000
Other liabilities	1,081,702
Total liabilities	46,127,538

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,492,948
Retained earnings	2,484,717
Accumulated other comprehensive income	(122,910)
Other equity capital components	0
Total equity capital	4,459,332
Total liabilities, minority interest, and equity capital	50,586,870

Exhibit 7

I, David A. Anderson, SVP/Controller of the named bank do hereby declare that the Report of Condition for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ David A. Anderson, Senior Vice President and Controller

We, the undersigned directors, attest to the correctness of the Report of Condition for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors      /s/ Takashi Morimura
/s/ Masashi Oka
/s/ Philip Flynn